EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 28, 2006 (October 27, 2006 as to the effects of the reclassifications, discussed in Note 4), relating to the consolidated financial statements and financial statement schedules of Vornado Realty Trust appearing in this Current Report on Form 8-K of Vornado Realty Trust dated October 27, 2006:

Registration Statement No. 333-68462 on Form S-8
Amendment No. 1 to Registration Statement No. 333-36080 on Form S-3
Registration Statement No. 333-64015 on Form S-3
Amendment No.1 to Registration Statement No. 333-50095 on Form S-3
Registration Statement No. 333-52573 on Form S-8
Registration Statement No. 333-29011 on Form S-8
Registration Statement No. 333-09159 on Form S-8
Registration Statement No. 333-76327 on Form S-3
Amendment No.1 to Registration Statement No. 333-89667 on Form S-3
Registration Statement No. 333-81497 on Form S-8
Registration Statement No. 333-102216 on Form S-8
Amendment No.1 to Registration Statement No. 333-102215 on Form S-3
Amendment No.1 to Registration Statement No. 333-102217 on Form S-3
Registration Statement No. 333-105838 on Form S-3
Registration Statement No. 333-107024 on Form S-3
Registration Statement No. 333-109661 on Form S-3
Registration Statement No. 333-114146 on Form S-3
Registration Statement No. 333-114807 on Form S-3
Registration Statement No. 333-121929 on Form S-3

and in the following joint registration statements of Vornado Realty Trust and Vornado Realty L.P. :

Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3
Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3
Registration Statement No. 333-108138 on Form S-3
Registration Statement No. 333-122306 on Form S-3

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
October 27, 2006